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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Metro One Telecommunications, Inc. on Form S-3 of our report dated February 15, 1999 included in the Annual Report on Form 10-K of Metro One Telecommunications, Inc. for the year ended December 31, 1998 and to the use of our report dated February 15, 1999 in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Portland, Oregon
October 21, 1999